EXECUTION VERSION
_______________________

CUSTODY AGREEMENT
_______________________

dated as of February 14, 2012
by and between

WAKEFIELD MANAGED FUTURES STRATEGY FUND
A SERIES OF WAKEFIELD ALTERNATIVE SERIES TRUST
("Company")

and

US, BANK NATIONAL ASSOCIATION
("Custodian")

EXECUTION VERSION

i

THIS CUSTODY AGREEMENT (this "Agreement") is dated as of February 14, 2012 and is by and between WAKEFIELD MANAGED FUTURES STRATEGY FUND, A SERIES OF WAKEFIELD ALTERNATIVE SERIES TRUST (and any successor or permitted assign), a STATUTORY TRUST organized under the laws of the STATE OF DELAWARE, having its principal place of business at 700 17TH STREET, SUITE 2400, DENVER COLORADO 80202, and U.S. BANK NATIONAL ASSOCIATION (or any successor or permitted assign acting as custodian hereunder, the "Custodian"), a national banking association having a place of business at One Federal Street, Boston, MA 02110.

RECITALS

WHEREAS, WAKEFIELD MANAGED FUTURES STRATEGY FUND, A SERIES OF WAKEFIELD ALTERNATIVE SERIES TRUST is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end registered investment company, and is authorized to issue shares;

WHEREAS, the Company (as defined below) desires to retain U.S. Bank National Association to act as custodian for the Company;

WHEREAS, the Company desires that the Company's Securities (as defined below) and cash be held and administered by the custodian pursuant to this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.
DEFINITIONS

1.1   Defined Terms.  In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement:

"Account" or "Accounts" means the Cash Account, the Securities Account, any Subsidiary Cash Account and any Subsidiary Securities Account, collectively.

"Agreement" means this Custody Agreement (as the same may be amended from time to time in accordance with the terms hereof).

"Authorized Person" has the meaning set forth in Section 7.4.

"Business Day" means a day on which the Custodian is open for business in the market or country in which a transaction is to take place.

"Cash Account" means the trust account to be established at the Custodian to which the Custodian shall deposit and hold any cash Proceeds received by it from time to time from or with respect to the Securities or the sale of the shares of the Company, as applicable, which deposit account shall be designated the "Wakefield MFSF Cash Proceeds Account".

"Company" means WAKEFIELD MANAGED FUTURES STRATEGY FUND, A SERIES OF WAKEFIELD ALTERNATIVE SERIES TRUST, its successors or permitted assigns.

"Confidential Information" means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other similar or related information that may be furnished to the Company by the Custodian from time to time pursuant to this Agreement.

"Custodian" has the meaning set forth in the first paragraph of this Agreement.

"Eligible Investment" means any investment that at the time of its acquisition is one or more of the following:

(a)    United States government and agency obligations;

(b)    commercial paper having a rating assigned to such commercial paper by Standard & Poor's Rating Services or Moody's Investor Service, Inc. (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to one of the two highest ratings assigned by such organization, it being understood that as of the date hereof such ratings by Standard & Poor's Rating Services are "Al+" and "Al" and such ratings by Moody's Investor Service, Inc. are "P1" and "P2";

(c)    interest bearing deposits in United States dollars in United States or Canadian banks with an unrestricted surplus of at least U.S. $250,000,000, maturing within one year; and

(d)    money market funds (including funds of the bank serving as Custodian or its affiliates) or United States government securities funds designed to maintain a fixed share price and high liquidity.

"Eligible Securities Depository" has the meaning set forth in Section (b)(1) of Rule 17f-7 under the 1940 Act.

"Federal Reserve Bank Book-Entry System" means a depository and securities transfer system operated by the Federal Reserve Bank of the United States on which are eligible to be held all United States Government direct obligation bills, notes and bonds.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

"Proceeds" means, collectively, (i) the net cash proceeds to the Company of the initial public offering by the Company and any subsequent offering by the Company of any class of securities issued by the Company, (ii) all cash distributions, earnings, dividends, fees and other cash payments paid on the Securities (or, as applicable, Subsidiary Securities) by or on behalf of the issuer or obligor thereof, or applicable paying agent, (iii) the net cash proceeds of the sale or other disposition of the Securities (or, as applicable, Subsidiary Securities) pursuant to the terms of this Agreement (and any Reinvestment Earnings from investment of the foregoing, as defined in Section 3.6(b) hereof) and (iv) the net cash proceeds to the Company of any borrowing or other financing by the Company.

"Proper Instructions" means instructions received by the Custodian in form acceptable to it, from the Company, or any Person duly authorized by the Company in any of the following forms acceptable to the Custodian;

(a)    in writing signed by the Authorized Person (and delivered by hand, by mail, by overnight courier or by telecopier);

(b)    by electronic mail from an Authorized Person;

(c)    in tested communication;

(d)    in a communication utilizing access codes effected between electromechanical or electronic devices; or

(e)    such other means as may be agreed upon from time to time by the Custodian and the party giving such instructions, including oral instructions.

"Securities" means, collectively, the (i) investments acquired by the Company and delivered to the Custodian by the Company from time to time during the term of, and pursuant to the terms of, this Agreement and (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i), all of which shall be in U.S. denomination.

"Securities Account" means the segregated trust account to be established at the Custodian to which the Custodian shall deposit or credit and hold the Securities received by it pursuant to this Agreement, which account shall be designated the "Wakefield MFSF Securities Custody Account".

"Securities Custodian" means the Custodian when acting in the role of a securities custodian hereunder.

"Securities Depository" means The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

"Securities System" means the Federal Reserve Book-Entry System, a clearing agency which acts as a Securities Depository, or another book entry system for the central handling of securities (including an Eligible Securities Depository),

"Shares" means the shares issued by the Company as defined in the company's Prospectus.

“Street Delivery Custom" means a custom of the United States securities market to deliver securities which are being sold to the buying broker for examination to determine that the securities are in proper form.

"Street Name" means the form of registration in which the securities are held by a broker who is delivering the securities to another broker for the purposes of sale, it being an accepted custom in the United States securities industry that a security in Street Name is in proper form for delivery to a buyer and that a security may be re-registered by a buyer in the ordinary course.

"Subsidiary  Cash Account" shall have the meaning set forth in Section 3.13(b).

"Subsidiary Securities" collectively, the (i) investments acquired by a Subsidiary and delivered to the Custodian from time to time during the term of, and pursuant to the terms of, this Agreement and (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i).

"Subsidiary Securities Account" shall have the meaning set forth in Section 3.13(a).

"Subsidiary" means, collectively, any wholly owned subsidiary of the Company.

1.2    Construction. In this Agreement unless the contrary intention appears:

(a)   any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b)   a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)   any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(d)   a reference to a Person includes a reference to the Person's executors, Custodian, successors and permitted assigns;

(e)   an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(f)    an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally;

(g)   a reference to the term "including" means "including, without limitation," and

(h)  a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Company.

1.3 Headings. Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.
APPOINTMENT OF CUSTODIAN

2.1    Appointment and Acceptance. The Company hereby appoints the Custodian as custodian of all Securities and cash owned by the Company and the Subsidiaries (as applicable) at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement (which shall include any addendum hereto which is hereby incorporated herein and made a part of this Agreement), and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement with respect to it subject to and in accordance with the provisions hereof.

2.2    Instructions. The Company agrees that it shall from time to time provide, or cause to be provided, to the Custodian all necessary instructions and information, and shall respond promptly to all inquiries and requests of the Custodian, as may reasonably be necessary to enable the Custodian to perform its duties hereunder.

2.3    Company Responsible For Directions. The Company is solely responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from the Account. Without limiting the generality of the foregoing, the Custodian has no responsibility for compliance with any restrictions, covenants, limitations or obligations to which the Company may be subject or for which it may have obligations to third-parties in respect of the Account, and the Custodian shall have no liability for the application of any funds made at the direction of the Company. The Company shall be solely responsible for properly instructing all applicable payors to make all appropriate payments to the Custodian for deposit to the Account, and for properly instructing the Custodian with respect to the allocation or application of all such deposits.

3.
DUTIES OF CUSTODIAN

3.1    Segregation. All Securities and non-cash property held by the Custodian, as applicable, for the account of the Company (other than Securities maintained in a Securities Depository or Securities System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of the Company, if applicable) and shall be identified as subject to this Agreement.

3.2    Securities Custody Account. The Custodian shall open and maintain in its trust department a segregated trust account in the name of the Company, subject only to order of the Custodian, in which the Custodian shall enter and carry, subject to Section 3.3 (b), all Securities, cash and other assets of the Company which are delivered to it in accordance with this Agreement.

3.3 Delivery of Securities to Custodian.

(a)
The Company shall deliver, or cause to be delivered, to the Custodian all of the Company's Securities, cash and other investment assets, including (x) all payments of income, payments of principal and capital distributions received by the Company with respect to such Securities, cash or other assets owned by the Company at any time during the period of this Agreement, and (y) all cash received by the Company for the issuance, at any time during such period, of Shares or other securities or in connection with a borrowing by the Company. Except to the extent otherwise expressly provided herein, delivery of Securities to the Custodian shall be in Street Name or other good delivery form. The Custodian shall not be responsible for such Securities, cash or other assets until actually delivered to, and received by it.

3.4 Release of Securities.

(a)
The Custodian shall release and deliver, or direct its agents or sub-custodian to release and deliver, as the case may be, Securities of the Company held by the Custodian, its agents or its sub-custodian from time to time upon receipt of Proper Instructions (which shall, among other things, specify the Securities to be released, with such delivery and other information as may be necessary to enable the Custodian to perform), which may be standing instructions (in form acceptable to the Custodian) in the following cases:

(i)	upon sale of such Securities by or on behalf of the Company and, unless otherwise directed by Proper Instructions:

(A)
in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment; or

(B)	in the case of a sale effected through a Securities System, in accordance with the rules governing the operations of the securities System;

(ii)	upon the receipt of payment in connection with any repurchase agreement related to such securities;

(iii)	to a depositary agent in connection with tender or other similar offers for securities;

(iv)
to the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable (unless otherwise directed by Proper Instructions, the cash or other consideration is to be delivered to the Custodian, its agents or its sub-custodian);

(v)
to an issuer thereof, or its agent, for transfer into the name of the Custodian or of any nominee of the Custodian or into the name of any of its agents or sub-custodian or their nominees or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	to brokers clearing banks or other clearing agents for examination in accordance with the Street Delivery Custom;

(vii)
for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to any deposit agreement (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or its sub-custodian);

(viii)
in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or its sub-custodian); and/or

(ix)
for any other purpose, but only upon receipt of Proper Instructions and an officer's certificate signed by an officer of the Company (which officer shall not have been the Authorized Person providing the Proper Instructions) stating (i) the specified securities to be delivered, (ii) the purpose for such delivery, (iii) that such purpose is a proper corporate purpose and (iv) naming the person or persons to whom delivery of such securities shall be made and attaching a certified copy of a resolution of the board of directors of the Company or an authorized committee thereof approving the delivery of such Proper Instructions.

3.5    Registration of Securities. Securities held by the Custodian, its agents or its sub-custodian (other than bearer securities, securities held in a Securities System) shall be registered in the name of the Company or its nominee; or, at the option of the Custodian, in the name of the Custodian or in the name of any nominee of the Custodian, or in the name of its agents or its sub-custodian or their nominees; or if directed by the Company by Proper Instruction, may be maintained in Street Name. The Custodian, its agents and its sub-custodian shall not be obligated to accept Securities on behalf of the Company under the terms of this Agreement unless such Securities are in Street Name or other good deliverable form.

3.6 Bank Accounts, and Management of Cash

(a)
Proceeds from the Securities received by the Custodian from time to time shall be credited to the Cash Account. All amounts credited to the Cash Account shall be subject to clearance and receipt of final payment by the Custodian.

(b)
Amounts held in the Cash Account from time to time may be invested in Eligible Investments pursuant to specific written Proper Instructions (which may be standing instructions) received by the Custodian from an Authorized Person acting on behalf of the Company. Such investments shall be subject to availability and the Custodian's then applicable transaction charges (which shall be at the Company's expense). The Custodian shall have no liability for any loss incurred on any such investment. Absent receipt of such written instruction from the Company, the Custodian shall have no obligation to invest (or otherwise pay interest on) amounts on deposit in the Cash Account. In no instance will the Custodian have any obligation to provide investment advice to the Company. Any earnings from such investment of amounts held in the Cash Account from time to time (collectively, "Reinvestment Earnings") shall be redeposited in the Cash Account (and may be reinvested at the written direction of the Company).

(c)
In the event that the Company shall at any time request a withdrawal of amounts from the Cash Account, the Custodian shall be entitled to liquidate, and shall have no liability for any loss incurred as a result of the liquidation of, any investment of the funds credited to such account as needed to provide necessary liquidity. Investment instructions may be in the form of standing instructions (in the form of Proper Instructions acceptable to Custodian).

(d)
The Company acknowledges that cash deposited or invested with any bank (including the bank acting as Custodian) may make a margin or generate banking income for which such bank shall not be required to account to the Company.

3.7 [Reserved]

3.8    Collection of Income. The Custodian, its agents or its sub-custodian shall use reasonable efforts to collect on a timely basis all income and other payments with respect to the Securities held hereunder to which the Company shall be entitled, to the extent consistent with usual custom in the securities custodian business in the United States. Such efforts shall include collection of interest income, dividends and other payments with respect to registered domestic securities if on the record date with respect to the date of payment by the issuer the Security is registered in the name of the Custodian or its nominee (or in the name of its agent or sub-custodian, or their nominee); and interest income, dividends and other payments with respect to bearer domestic securities if, on the date of payment by the issuer such securities are held by the Custodian or its sub-custodian or agent; provided, however, that in the case of Securities held in Street Name, the Custodian shall use commercially reasonable efforts only to timely collect income. In no event shall the Custodian's agreement herein to collect income be construed to obligate the Custodian to commence, undertake or prosecute any legal proceedings.

3.9    Payment of Moneys.

(a)
Upon receipt of Proper Instructions, which may be standing instructions, the Custodian shall pay out from the Cash Account (or remit to its agents or its sub-custodian, and direct them to pay out) moneys of the Company on deposit therein in the following cases:

(i)	upon the purchase of Securities for the Company pursuant to such Proper Instruction; and such purchase may, unless and except to the extent otherwise directed by Proper Instructions, be carried out by the Custodian:

(A)
in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivering money to the seller thereof or to a dealer therefor (or any agent for such seller or dealer) against expectation of receiving later delivery of such securities; or

(B)	in the case of a purchase effected through a Securities System, in accordance with the rules governing the operation of such Securities System;

(ii)	[reserved]; and

(iii)	for any other purpose directed by the Company, but only upon receipt of Proper Instructions specifying the amount of such payment, and naming the Person or Persons to whom such payment is to be made.

(b)
At any time or times, the Custodian shall be entitled to pay (i) itself from the Cash Account, upon receipt of express direction or instruction from the Company, any amounts due and payable to it pursuant to Section 8 hereof, and (ii) as otherwise permitted by Section 9.4 or Section 12.5 below, provided, however, that in each case all such payments shall be accounted for to the Company.

3.10    Proxies. The Custodian will, with respect to the Securities held hereunder, use reasonable efforts to cause to be promptly executed by the registered holder of such Securities proxies received by the Custodian from its agents or its sub-custodian or from issuers of the Securities being held for the Company, without indication of the manner in which such proxies are to be voted, and upon receipt of Proper Instructions shall promptly deliver such proxies, proxy soliciting materials and notices relating to such Securities. In the absence of such Proper Instructions, or in the event that such Proper

Instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies.

3.11    Communications Relating to Securities. The Custodian shall transmit promptly to the Company all written information (including pendency of calls and maturities of Securities and expirations of rights in connection therewith) received by the Custodian, from its agents or its sub-custodian or from issuers of the Securities being held for the Company. The Custodian shall have no obligation or duty to exercise any right or power, or otherwise to preserve rights, in or under any Securities unless and except to the extent it has received timely Proper Instruction from the Company in accordance with the next sentence. The Custodian will not be liable for any untimely exercise of any right or power in connection with Securities at any time held by the Custodian, its agents or sub-custodian unless:

(i)	the Custodian has received Proper Instructions with regard to the exercise of any such right or power; and

(ii)	the Custodian, or its agents or sub-custodian are in actual possession of such Securities,

in each case, at least three (3) Business Days prior to the date on which such right or power is to be exercised. It will be the responsibility of the Company to notify the Custodian of the Person to whom such communications must be forwarded under this Section.

3.12    Records. The Custodian shall create and maintain complete and accurate records relating to its activities under this Agreement with respect to the Securities, cash or other property held for the Company under this Agreement, with particular attention to Section 31 of the 1940 Act, and Rules 31a-1 and 32a-2 thereunder. To the extent that the Custodian, in its sole opinion, is able to do so, the Custodian shall provide assistance to the Company (at the Company's reasonable request made from time to time) by providing sub-certifications regarding certain of its services performed hereunder to the Company in connection with the Company's certification requirements pursuant to the Sarbanes-Oxley Act of 2002, as amended. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company and employees and agents of the Securities and Exchange Commission, upon reasonable request and prior notice and at the Company's expense. The Custodian shall, at the Company's request, supply the Company with a tabulation of securities owned by the Company and held by the Custodian and shall, when requested to do so by the Company and for such compensation as shall be agreed upon between the Company and the Custodian, include, to the extent applicable, the certificate numbers in such tabulations, to the extent such information is available to the Custodian.

3.13 Custody of Subsidiary Securities.

(a)
With respect to each Subsidiary identified to the Custodian by the Company, there shall be established at the Custodian a segregated trust account to which the Custodian shall deposit and hold any Subsidiary Securities received by it (and any Proceeds received by it in the form of dividends in kind) pursuant to this Agreement, which account shall be designated the "Wakefield MFSF Subsidiary Securities Account" (the "Subsidiary Securities Account").

(b)
With respect to each Subsidiary identified to the Custodian by the Company, there shall be established at the Custodian a segregated trust account to which the Custodian shall deposit and hold any cash Proceeds received by it from time to time from or with respect to Subsidiary Securities, which account shall be designated the "Wakefield MFSF Subsidiary Cash Proceeds Account" (the "Subsidiary Cash Account")

(c)
To the maximum extent possible, the provisions of this Agreement regarding Securities of the Company, the Securities Account and the Cash Account shall be applicable to any Subsidiary Securities, Subsidiary Securities Account and Subsidiary Cash Account, respectively. The parties hereto agree that the Company shall notify the Custodian in writing as to the establishment of any Subsidiary as to which the Custodian is to serve as custodian pursuant to the terms of this Agreement; and identify in writing any accounts the Custodian shall be required to establish for such Subsidiary as herein provided.

4.	REPORTING

(a)
If requested by the Company, the Custodian shall render to the Company a monthly report of (i) all deposits to and withdrawals from the Cash Account during the month, and the outstanding balance (as of the last day of the preceding monthly report and as of the last day of the subject month) and (ii) an itemized statement of the Securities held pursuant to this Agreement as of the end of each month, as well as a list of all Securities transactions that remain unsettled at that time, and (iii) such other matters as the parties may agree from time to time.

(b)
For each Business Day, the Custodian shall render to the Company a daily report of (i) all deposits to and withdrawals from the Cash Account for such Business Day and the outstanding balance as of the end of such Business Day, and (ii) a report of settled trades of Securities for such Business Day.

(c)	The Custodian shall have no duty or obligation to undertake any market valuation of the Securities under any circumstance.

(d)
The Custodian shall provide the Company with such reports as are reasonably available to it and as the Company may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding securities, which are employed by the Custodian.

5.	DEPOSIT IN U.S. SECURITIES SYSTEMS

The Custodian may deposit and/or maintain Securities in a Securities System within the United States in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, including Rule 17f-4 under the 1940 Act, and subject to the following provisions:

(a)
The Custodian may keep domestic Securities in a U.S Securities System provided that such Securities are represented in an account of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held by it as a fiduciary, custodian or otherwise for customers;

(b)	The records of the Custodian with respect to Securities which are maintained in a U.S. Securities System shall identify by book-entry those Securities belonging to the Company;

(c)	If requested by the Company, the Custodian shall provide to the Company copies of all notices received from the U.S. Securities System of transfers of Securities for the account of the Company; and

(d)
Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Company for any direct loss, damage, cost, expense, liability or claim to the Company resulting from use of any Securities System (other than to the extent resulting from the gross negligence, misfeasance or misconduct of the Custodian itself, or from failure of the Custodian to enforce effectively such rights as it may have against the U.S. Securities System.)

6.	RESERVED.

7.	CERTAIN GENERAL TERMS

7.1   No Duty to Examine Underlying Instruments. Nothing herein shall obligate the Custodian to review or examine the terms of any underlying instrument, certificate, credit agreement, indenture, loan agreement, promissory note, or other financing document evidencing or governing any Security to determine the validity, sufficiency, marketability or enforceability of any Security (and shall have no responsibility for the genuineness or completeness thereof), or otherwise.

7.2   Resolution of Discrepancies. In the event of any discrepancy between the information set forth in any report provided by the Custodian to the Company and any information contained in the books or records of the Company, the Company shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

7.3   Improper Instructions. Notwithstanding anything herein to the contrary, the Custodian shall not be obligated to take any action (or forebear from taking any action), which it reasonably determines (at its sole option) to be contrary to the terms of this

Agreement or applicable law. In no instance shall the Custodian be obligated to provide services on any day that is not a Business Day. 7.4 Proper Instructions

(a)
The Company will give a notice to the Custodian, in form acceptable to the Custodian, specifying the names and specimen signatures of persons authorized to give Proper Instructions (collectively, "Authorized Persons" and each is an "Authorized Person") which notice shall be signed by an Authorized Person previously certified to the Custodian. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Company to the contrary. The initial Authorized Persons are set forth on Schedule B attached hereto and made a part hereof (as such Schedule B may be modified from time to time by written notice from the Company to the Custodian); and the Company hereby represents and warrants that the true and accurate specimen signatures of such initial Authorized Persons are set forth on the "funds transfer authorization" documentation that has been provided separately to the Custodian by the Company.

(b)
The Custodian shall have no responsibility or liability to the Company (or any other person or entity), and shall be indemnified and held harmless by the Company, in the event that a subsequent written confirmation of an oral instruction fails to conform to the oral instructions received by the Custodian. The Custodian shall not have an obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Custodian's operating policies and practices. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

7.5 Actions Permitted Without Express Authority. The Custodian may, at its discretion, without express authority from the Company:

(a)	surrender Securities in temporary form for Securities in definitive form;

(b)	endorse for collection cheques, drafts and other negotiable instruments; and

(c)	in general attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Company.

7.6   Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate instrument or paper reasonably believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of the Company by an Authorized Officer. The Custodian may receive and accept a certificate signed by any Authorized Officer as conclusive evidence of:

(a)	the authority of any person to act in accordance with such certificate; or

(b)	any determination or of any action by the Company as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Officer of the Company.

7.7  Receipt of Communications. Any communication received by the Custodian on a day which is not a Business Day or after 3:30 p.m., Eastern time (or such other time as is agreed by the Company and the Custodian from time to time), on a Business Day will be deemed to have been received on the next Business Day (but in the ease of communications so received after 3:30 p.m., Eastern time, on a Business Day the Custodian will use its best efforts to process such communications as soon as possible after receipt).

8.	COMPENSATION OF CUSTODIAN

8.1 Fees. The Custodian shall be entitled to compensation for its services in accordance with the terms of that certain fee letter dated November 9, 2011, between the Company and the Custodian.

8.2   Expenses. The Company agrees to pay or reimburse to the Custodian upon its request from time to time all costs, disbursements, advances, and expenses (including reasonable fees and expenses of legal counsel) incurred, and any disbursements and advances made (including any account overdraft resulting from any settlement or assumed settlement, provisional credit, chargeback, returned deposit item, reclaimed payment or claw-back, or the like), in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Custodian of its duties and services under this Agreement, from time to time (including costs and expenses of any action deemed necessary by the Custodian to collect any amounts owing to it under this Agreement). The Custodian will notify the Company in advance of any reimbursable expenses exceeding $1,000.

9.	RESPONSIBILITY OF CUSTODIAN

9.1   General Duties. The Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the Securities or Proceeds except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.

9.2 Instructions

(a)
The Custodian shall be entitled to refrain from taking any action unless it has such instruction (in the form of Proper Instructions) from the Company as it reasonably deems necessary, and shall be entitled to require, upon notice to the Company, that Proper Instructions to it be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the Proper Instruction of the Company.

(b)
Whenever the Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it and the Company, and otherwise in accordance with any applicable terms of this Agreement.

9.3   General Standards of Care. Notwithstanding any terms herein contained to the contrary, the acceptance by the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein);

(a)
The Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver,, consent, opinion, report, receipt or other paper or document furnished to it (including any of the foregoing provided to it by telecopier or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Company shall be an Authorized Person); and the Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Custodian shall examine the same to determine whether it substantially conforms on its face to such requirements hereof.

(b)
Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, willful misconduct or bad faith on its part and in breach of the terms of this Agreement. The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Custodian shall not be under any obligation at any time to ascertain whether the Company is in compliance with the 1940 Act, the regulations thereunder, or the Company's investment objectives and policies then in effect.

(c)	In no event shall the Custodian be liable for any indirect, special or consequential damages (including lost profits) whether or not it has been advised of the likelihood of such damages.

(d)
The Custodian may consult with, and obtain advice from, legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the written opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian in good faith in accordance with the opinion and directions of such counsel; the reasonable cost of such services shall be reimbursed pursuant to Section 8.2 above.

(e)
The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer working in its Corporate Trust Services group and charged with responsibility for administering this Agreement or unless (and then only to the extent received) in writing by the Custodian at the applicable address(es) as set forth in Section 15 and specifically referencing this Agreement.

(f)
No provision of this Agreement shall require the Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall obligate the Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

(g)	The permissive right of the Custodian to take any action hereunder shall not be construed as duty.

(h)
The Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with reasonable due care.

(i)	All indemnifications contained in this Agreement in favor of the Custodian shall survive the termination of this Agreement.

9.4 Indemnification; Custodian's Lien.

(a)	The Company shall and does hereby indemnify and hold harmless each of the Custodian for and from any and all costs and expenses (including reasonable attorney's fees and expenses), and any and all losses, damages, claims and liabilities, that may arise, be brought against or incurred by the Custodian, and any advances or disbursements made by the Custodian (including in respect of any Account overdraft, returned deposit item, chargeback, provisional credit, settlement or assumed settlement, reclaimed payment, claw-back or the like), as a result of, relating to, or arising out of this Agreement, or the administration or performance of the Custodian's duties hereunder, or the relationship between the Company (including, for the avoidance of doubt, any Subsidiary) and the Custodian created hereby, other than such liabilities, losses, damages, claims, costs and expenses as are directly caused by the Custodian's own actions constituting gross negligence or willful misconduct.

(b)
The Custodian shall have and is hereby granted a continuing lien upon and security interest in, and right of set-off against, the Account, and any funds (and investments in which such funds may be invested) held therein or credited thereto from time to time, whether now held or hereafter required, and all proceeds thereof, to secure the payment of any amounts that may be owing to the Custodian under or pursuant to the terms of this Agreement, whether now existing or hereafter arising.

9.5   Force Majeure. Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Company for any damage or loss resulting from or caused by events or circumstances beyond the Custodian's reasonable control including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; errors by the Company (including any Authorized Person) in its instructions to the Custodian; or changes in applicable law, regulation or orders.

10.	SECURITY CODES

If the Custodian issues to the Company, security codes, passwords or test keys in order that it may verify that certain transmissions of information, including Proper Instructions, have been originated by the Company, the Company shall safeguard any security codes, passwords, test keys or other security devices which the Custodian shall make available.

11.	TAX LAW

11.1 Domestic Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Custodian as custodian of the Securities or the Proceeds, by the tax law of the United States or any state or political subdivision thereof. The Custodian shall be kept indemnified by and be without liability to the Company for such obligations including taxes, (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this agreement) withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company, or the Custodian as custodian of the Securities or Proceeds.

11.2 [Reserved].

12.	EFFECTIVE PERIOD TERMINATION AND AMENDMENT

12.1    Effective Date. This Agreement shall become effective as of its due execution and delivery by each of the parties. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may only be amended by mutual written agreement of the parties hereto. This Agreement may be terminated by the Custodian or the Company pursuant to Section 12.2.

12.2   Termination. This Agreement shall terminate upon the earliest of (a) occurrence of the effective date of termination specified in any written notice of termination given by either party to the other not later than ninety (90) days prior to the effective date of termination specified therein, (b) such other date of termination as may be mutually agreed upon by the parties in writing.

12.3 Resignation. The Custodian may at any time resign under this Agreement by giving not less than ninety (90) days advance written notice thereof to the Company.

12.4    Successor. Prior to the effective date of termination of this Agreement, or the effective date of the resignation of the Custodian, as the case may be, the Company shall give Proper Instruction to the Custodian designating a successor Custodian, if applicable.

12.5    Payment of Fees, etc. Upon termination of this Agreement or resignation of the Custodian, the Company shall pay to the Custodian such compensation, and shall likewise reimburse the Custodian for its costs, expenses and disbursements, as may be due as of the date of such termination or resignation (or removal, as the case may be). All indemnifications in favor of the Custodian under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian.

12.6    Final Report. In the event of any resignation or removal of the Custodian, the Custodian shall provide to the Company a complete final report or data file transfer of any Confidential Information as of the date of such resignation or removal.

13.	REPRESENTATIONS AND WARRANTIES

13.1 Representations of the Company. The Company represents and warrants to the Custodian that:

(a)
it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation; and

(b)
in giving any instructions which purport to be "Proper Instructions" under this Agreement, the Company will act in accordance with the provisions of its certificate of incorporation and bylaws and any applicable laws and regulations.

13.2 Representations of the Custodian. The Custodian hereby represents and warrants to the Company that:

(a)	it is qualified to act as a custodian pursuant to Section 26(a)(1) of the 1940 Act;

(b)	it has the power and authority to enter into and perform its obligations under this Agreement;

(c)	it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations; and

(d)	that it maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements.

14.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT

This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 19).

15.	NOTICES

Any Proper Instructions shall be given to the following address (or such other address as either party may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, or (iii) confirmed telecopier or telex, with a duplicate sent on the same day by first class mail, postage prepaid:

(a)   if to the Company, to its Advisor

Patrick F. Hart, III
Managing Member
Wakefield Advisors, LLC
700 17th St., Ste. 2400
Denver, CO 80202
(303) 454-5500
patrick.hart@wakefieldfunds.com

to its Administrator

ALPS Fund Services, Inc.
Attn: General Counsel
1290 Broadway, Ste. 1100
Denver, CO 80203
(303) 623-7850 Facsimile

to its Co-Administrator

Garrett W. Phillips
Chief Executive Officer
Pyxis Global Financial Services
700 17th St., Ste. 2400
Denver, CO 80202
(303) 226-5700
(303) 292-5705 Facsimile
gphillips@pyxisgfs.corn

(b)   if to the Custodian, to

U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd Floor
Boston, MA 02110
Ref: Wakefield MFSF
Attention: Michael Riley
Fax: (866) 350-3045

16.	CHOICE OF LAW AND JURISDICTION

This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of The Commonwealth of Massachusetts for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act.

17	ENTIRE AGREEMENT; COUNTERPARTS

17.1    Complete Agreement. This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements, agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

17.2 Counterparts. This Agreement may be executed in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.

17.3    Facsimile Signatures. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

18.	AMENDMENT; WAIVER

18.1 Amendment. This Agreement may not be amended except by an express written instrument duly executed by each of the Company and the Custodian.

18.2    Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

19.	SUCCESSOR AND ASSIGNS

19.1    Successors Bound. The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party; provided, however, that the foregoing shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement.

19.2    Merger and Consolidation. Any corporation or association into which the Custodian may be merged or converted or with which it may he consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation or association to which the Custodian transfers all or substantially all of its corporate trust business, shall be the successor of the Custodian hereunder, and shall succeed to all of the rights, powers and duties of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

20.	SEVERABILITY

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

21.	INSTRUMENT UNDER SEAL; HEADINGS

This Agreement is intended to take effect as, and shall be deemed to be, an instrument under seal.

22.	REQUEST FOR INSTRUCTIONS

If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Company as to the course of action desired by it. If the Custodian does not receive such instructions within two (2) days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Company in response to such request after such two-day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

23.	OTHER BUSINESS

Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

24.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

25.	MISCELLANEOUS

The Company acknowledges receipt of the following notice:

“ IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A
NEW ACCOUNT.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the

Custodian will ask for documentation to verify its formation and existence as a legal entity. The Custodian may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.”

[PAGE INTENTIONALLY ENDS HERE. SIGNATURES APPEAR ON NEXT PAGE.]

SCHEDULE A

(Reserved.)

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the 14th day of February 2012.

WAKEFIELD MANAGED FUTURES STRATEGY FUND, A SERIES OF WAKEFIELD ALTERNATIVE SERIES TRUST

Witness:
Witness:	U.S. BANK NATIONAL ASSOCIATION

By:
Name :	Name :
Title :	Title :

24

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the 14th day of February 2012.

WAKEFIELD MANAGED FUTURES STRATEGY FUND, A SERIES OF WAKEFIELD ALTERNATIVE SERIES TRUST

Witness:

24

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the 14th day of February 2012.

WAKEFIELD MANAGED FUTURES STRATEGY FUND, A SERIES OF WAKEFIELD ALTERNATIVE SERIES TRUST

Witness:

Witness:		U.S. BANK NATIONAL ASSOCIATION

By:
Name :		Name :
Title :		Title :

SCHEDULE B

Any of the following persons (each acting singly) shall be an Authorized Person (as this list may subsequently be modified by the Company from time to time by written notice to the Custodian):

NAME AND TITLE	SPECIMEN SIGNATURE
Patrick F. Hart, III, President, Wakefield Advisors
Patrick J. Kane, Chairman, Wakefield Advisors

SCHEDULE B

Any of the following persons (each acting singly) shall be an Authorized Person (as this list may subsequently be modified by the Company from time to time by written notice to the Custodian):

NAME AND TITLE	SPECIMEN SIGNATURE
Patrick F. Hart, III, President, Wakefield Advisors
Patrick J. Kane, Chairman, Wakefield Advisors